Exhibit 99.2

FORM 51-102F3
MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (Zymeworks or the Company) 1385 West 8th Avenue, Suite 540 Vancouver, BC, Canada V6H 3V9

Item 2:	Date of Material Change

June 6, 2018 and June 11, 2018

Item 3:	News Release

News releases dated June 6, 2018, June 6, 2018 and June 11, 2018 were disseminated through the facilities of Business Wire, and copies were filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On June 11, 2018, Zymeworks announced that it had closed its previously announced underwritten public offering of 6,210,000 common shares (the “Offering”), including the underwriters’ full exercise of their over-allotment option to purchase 810,000 additional shares, at a price to the public of US$15.75 per common share, for aggregate gross proceeds to the Company of approximately US$97.8 million, before deducting the underwriting discounts and commissions and estimated Offering expenses.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On June 6, 2018, Zymeworks announced that it had filed a preliminary prospectus supplement (the “Preliminary Supplement”) to its short form base shelf prospectus dated May 24, 2018 (the “Base Prospectus”) in connection with the Offering. The Preliminary Supplement was filed with the securities regulatory authorities in each of the provinces and territories of Canada. The Preliminary Supplement was also filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a registration statement on Form F-10, as amended (the “Registration Statement”), in accordance with the Multijurisdictional Disclosure System established between Canada and the United States. Zymeworks also announced that it expected the Offering to raise total gross proceeds of approximately US$85.0 million, before deducting underwriting discounts and commissions and estimated offering expenses, and that it expected to grant to the underwriters a 30-day over-allotment option to purchase up to an additional 15% of the number of common shares offered in the Offering.

On June 6, 2018, Zymeworks announced the pricing of the Offering of 5,400,000 common shares at a price to the public of US$15.75 per common share, for aggregate gross proceeds to the Company of approximately US$85.1 million, before deducting the underwriting discounts and commissions and estimated Offering expenses. In addition, the Company announced it granted the underwriters of the Offering a 30-day over-allotment option to purchase up to an additional 810,000 common shares on the same terms and conditions.

On June 11, 2018, Zymeworks announced that it closed its Offering of 6,210,000 common shares, including the underwriters’ full exercise of their over-allotment option to purchase 810,000 additional shares, at a price to the public of US$15.75 per common share, for aggregate gross proceeds to the Company of approximately US$97.8 million, before deducting the underwriting discounts and commissions and estimated Offering expenses.

The Company intends to use the net proceeds of the Offering to accelerate the development of ZW25 both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, breast and colorectal; to initiate ZW49 clinical testing and to advance other novel bispecific preclinical programs, including those involving non-HER2-expressing tumors; and for general corporate purposes.

Citigroup Global Markets Canada Inc. and Wells Fargo Securities Canada, Ltd. acted as joint book-running managers for the Offering. Raymond James Ltd. acted as passive bookrunner and Paradigm Capital Inc. acted as co-manager. MTS Securities, LLC served as financial advisor to Zymeworks in the Offering.

The securities described above were offered pursuant to Zymeworks’ final prospectus supplement dated June 6, 2018 (the “Supplement”) that the Company filed in the United States and in Canada with respect to its U.S. shelf registration statement on Form F-10, as amended and its Base Prospectus, each dated May 24, 2018.

The Company relied on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as the NYSE.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

June 14, 2018

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include statements that relate to the Offering, the anticipated use of proceeds from the Offering and other information that is not historical information. When used herein, words such as “advance”, “believe”, “initiate”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in the Base Prospectus, the Supplement and Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended March 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

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